                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           Neurex Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

                               NEUREX CORPORATION
                               3760 HAVEN AVENUE
                          MENLO PARK, CALIFORNIA 94025

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neurex Corporation, a Delaware corporation (the "Company"), will be held at the Stanford Park Hotel, which is located at 100 El Camino Real, Menlo Park, California 94025 at 9:00 a.m. on Thursday, May 15, 1997, for the following purposes:

          Proposal 1. To elect ten (10) directors of the Company for terms expiring at the 1997 Annual Meeting;

          Proposal 2. To ratify the selection of Ernst & Young LLP as auditors of the Company's financial statements for the calendar year ending December 31, 1997;

          Proposal 3. To consider and act upon a proposal to approve an increase in the number of shares of common stock which may be granted under the Company's 1988 Employee and Consultant Stock Option Plan to 4,311,111 from 3,311,111;

          Proposal 4. To consider and act upon a proposal to approve the 1997 Employee Stock Purchase Plan and the authorization of 400,000 shares of common stock for issuance thereunder;

and to transact such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on March 26, 1997, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE MEETING AND, IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors,
                                          LOGO
                                          THOMAS L. BARTON
                                          Secretary

Dated: April 15, 1997

                               NEUREX CORPORATION
                               3760 HAVEN AVENUE
                          MENLO PARK, CALIFORNIA 94025

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Neurex Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on May 15, 1997, or at any adjournment thereof, for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying Proxy are being mailed to the Company's stockholders on or about April 21, 1997.

     At the close of business on March 26, 1997, the record date fixed by the Board of Directors of the Company for determining those stockholders entitled to vote at the Annual Meeting (the "Record Date"), the outstanding shares of the Company entitled to vote consisted of 22,091,644 shares of Common Stock. Each stockholder of record at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of the stockholders.

     A form of proxy is enclosed for use at the Meeting. The proxy may be revoked by a stockholder at any time prior to the meeting, and any stockholder present at the meeting may revoke his or her proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named herein (unless authority to vote is withheld) and in favor of all other proposals stated in the Notice of Meeting and described in this Proxy Statement.

     The Company's Annual Report for the year ended December 31, 1996, is enclosed with this Proxy Statement.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

NOMINEES

     Ten directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors has nominated for election as directors the ten persons indicated in the following table. The Company's Bylaws currently fix the number of directors on the Company's Board of Directors at ten. Proxy holders may not vote for a greater number of persons than the number of nominees named below. In the election of directors, the proxy holders intend, unless directed otherwise, to vote for the election of the nominees named below, all of whom are now members of the Board of Directors. It is not anticipated that any of the nominees will decline or be unable to serve as director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated by the present Board of Directors to fill the vacancy.

          MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

     The following table gives certain information as to each person nominated for election as a director:

                              As of April 15, 1997

                                  NAME                                 AGE     DIRECTOR SINCE
    -----------------------------------------------------------------  ---     --------------
    Paul Goddard, Ph.D. .............................................  47           1991
    Robert Luther, M.D. .............................................  48           1996
    Roberto Crea, Ph.D. .............................................  48           1994
    Thomas L. Barton.................................................  54           1983
    David L. Anderson................................................  53           1987
    Gerard Burrow, M.D. .............................................  64           1996
    John F. Chappell.................................................  60           1992
    Raymond Egan.....................................................  54           1996
    John W. Glynn....................................................  56           1989
    Howard E. Greene, Jr. ...........................................  54           1986

     Paul Goddard has served as the Company's Chief Executive Officer since March 1991. Since May 1991, he has been a member of the Board of Directors of the Company, and was elected Chairman in November 1991. From 1976 through February 1991, Dr. Goddard was employed by SmithKline Beecham, in various positions, most recently as Senior Vice President and Director Japan-Pacific. From 1976 to 1989 he was employed by SmithKline Beckman Corporation, most recently as Senior Vice President, Strategic Marketing. Dr. Goddard received a B.S. in Biochemistry from the University of London and a Ph.D. from St. Mary's Hospital, Paddington, England, in Aetiology and Epidemiology of Colon Cancer. He also serves as a member of the Board of Directors of Molecular Devices, Onyx Pharmaceuticals, Inc., and Ribi ImmunoChem Research, Inc.

     Robert R. Luther is the Executive Vice President of Development. He has been an officer of the Company since March 1992. From 1980 through February 1992, Dr. Luther was employed by Abbott Laboratories, in various positions, most recently as Division Director, Pharmaceutical Research and Development. He received his B.S. and M.D. degrees from Northwestern University and Northwestern University Medical School, respectively, and he is a fellow of the American College of Clinical Pharmacology.

     Roberto Crea became the Company's Senior Vice President of Research and Technology Development and a member of the Board of Directors in July 1994. Prior to joining the Company, he was the Chairman and Chief Executive Officer of Creagen, Inc., from its founding in 1991 until its acquisition by the Company in July 1994. Prior to Creagen, Dr. Crea was a founder and director of Creative BioMolecules, Inc. From 1978 to

1982, Dr. Crea was with Genentech, Inc. as Director of DNA Chemistry. He received a Ph.D. in Chemistry from the University of Pavia, Italy.

     Thomas L. Barton, a founder of the Company, has served as its General Counsel and Secretary and as a member of the Board of Directors since 1983. Mr. Barton was a partner in the law firm of Holtzmann, Wise & Shepard from 1982 until July 1995. Since that time he has been a partner in the law firm of Wise & Shepard LLP. Mr. Barton received his undergraduate degree from Yale University, his MBA from Stanford Business School and his J.D. from Northwestern University.

     David L. Anderson has served as a Director of the Company since November 1987. He has been a general partner of the general partner of Sutter Hill Ventures, a California Limited Partnership ("Sutter Hill"), a venture capital investment firm, since 1974 and a general partner of SHV Limited, a California Limited Partnership, a venture capital investment firm affiliated with Sutter Hill, since August 1991. He is also a member of the Board of Directors of Dionex Corporation and Cytel Corporation ("Cytel").

     Gerard Burrow has served as Director of the Company since August 1996. Dr. Burrow has been the Dean of the Yale School of Medicine since 1992. Prior to his current position, he served as Vice Chancellor for Health Services and Dean of the School of Medicine at the University of California, San Diego.

     John F. Chappell has served as a Director of the Company since January 1992. Mr. Chappell is President of Plexus Ventures, Inc. ("Plexus"), an investment firm which he founded in December 1990. Prior to founding Plexus, Mr. Chappell was employed for 28 years by SmithKline Beckman Corporation and SmithKline. From July 1989 to July 1990, he served as Chairman of SmithKline and as a Director of SmithKline. He was President of SmithKline & French Laboratories from September 1988 to July 1989 and was President of SmithKline & French International from February 1985 to September 1988. He is currently serving as a director of Ribi ImmunoChem Research, Inc. and Tanox Biosystems, Inc. He also has served as a director of the Pharmaceutical Manufacturers' Association and of the Industrial Biotechnology Association.

     Raymond Egan has served as Director of the Company since August 1996. Mr. Egan is President and Founder of Princeton Healthcare Consultants, a healthcare consulting company since 1995. Prior to founding his company, Mr. Egan was with Bristol-Myers Squibb Company where he held a number of executive and marketing positions.

     John W. Glynn has served as a Director of the Company since November 1989. He has been a general partner of Glynn Ventures, a venture capital partnership, and Glynn Capital Management, an investment management firm, both founded by Mr. Glynn, since 1983. Mr. Glynn is also a member of the Board of Directors of The Pacific Bank.

     Howard E. Greene, Jr., has served as a Director of the Company since November 1986. He has been Chairman of the Board of Directors of Amylin Pharmaceuticals, Inc. ("Amylin"), a biotechnology company, since 1987. Mr. Greene has also been a general partner of the general partner of Biovest Partners, a California Limited Partnership, a venture capital investment firm, since October 1986. Mr. Greene is a director of Allergan, Inc., Chairman of the Board of Directors of Cytel and Amylin and a trustee of the Scripps Clinic and Research Foundation.

BOARD COMMITTEES AND MEETINGS

     During the year ended December 31, 1996, there were five meetings of the Company's Board of Directors. Each Board member attended 75% or more of the aggregate of the meetings of the Board of Directors and the meetings of all Committees of the Board of Directors on which he served.

     The Audit Committee was established on September 28, 1993. The members of the Audit Committee are John Glynn, David Anderson and Thomas Barton, none of whom are employees of the Company. The functions of the Audit Committee are to define the scope of the audit, review the auditor's reports and comments, and monitor the internal auditing procedures of the Company. The Audit Committee met twice during the Company's year ended December 31, 1996.

     The Compensation Committee was established on September 28, 1993. The members of the Compensation Committee are David Anderson and John Glynn, neither of whom are employed by the Company. The Compensation Committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards. The Compensation Committee met three times during the Company's year ended December 31, 1996.

     The Nominating Committee was established on November 18, 1993. The members of the Nominating Committee are David Anderson and Howard E. Greene, Jr., neither of whom are employed by the Company. The Nominating Committee makes recommendations as to the size of the Board of Directors and the selection, nomination and recruitment of Directors. It does not solicit independent nominations from stockholders or any other third parties and will not consider nominations put forward by stockholders. The Nominating Committee did not meet during the year ended December 31, 1996.

                                  PROPOSAL 2:

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditor for the year ending December 31, 1997, and has further directed that management submit the selection of the auditor for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP was first appointed independent auditor of the Company in October 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditor is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                  PROPOSAL 3:

         AMEND THE COMPANY'S 1988 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED
               UNDER THE PLAN TO 4,311,111 FROM 3,311,111 SHARES

     In April 1988, in order to attract and retain personnel who possess a high degree of competence, experience and motivation, the Company's Board of Directors adopted and the stockholders of the Company approved the Company's 1988 Employee and Consultant Stock Option Plan, as amended, (the "Stock Option Plan"). At present, the Stock Option Plan authorizes the Company to grant both incentive and nonqualified stock options to purchase 3,311,111 shares of the Company's Common Stock. The Company has at the present time, 2,836,780 options outstanding or exercised under the Stock Option Plan. Accordingly, in order to continue to offer incentive compensation in the form of stock ownership in the Company and for the Company to be able to continue to issue stock options and other forms of stock-based incentive compensation, the Compensation Committee and the Board have deemed it advisable to amend the Stock Option Plan to increase the number of shares authorized to be issued under the Stock Option Plan to 4,311,111 from 3,311,111 shares. In the opinion of the Compensation Committee and the Board, the authorization to issue additional shares would provide the necessary flexibility to attract, motivate and reward the employees and directors of, and consultants to, the Company in a manner that would improve the Company's financial performance. As of February 28, 1997, the Company had 80 current employees and 7 outside directors, all of whom were eligible to participate in the Stock Option Plan. The affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting is necessary to approve the amendment to the Stock Option Plan.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

DESCRIPTION OF STOCK OPTION PLAN

     In April 1988, the Company adopted the Stock Option Plan. Under the Stock Option Plan, as amended to date, there are 3,311,111 shares of Common Stock reserved for issuance upon exercise of options granted to key employees and directors of, and consultants to, the Company. The Stock Option Plan provides for the grant of both incentive stock options, intended to qualify as such under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options. The Stock Option Plan will terminate on April 20, 1998, unless sooner terminated by the Board of Directors.

     The administration of the Stock Option Plan has been delegated by the Board of Directors to the Compensation Committee subject to certain restrictions. Subject to these restrictions and the limitations set forth in the Stock Option Plan, the Compensation Committee has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option, to establish vesting schedules, to determine whether an option is to be an incentive stock option or a nonstatutory stock option and to specify other terms of the options. The maximum term of options granted under the Stock Option Plan is ten years and two days. Options granted under the Stock Option Plan generally are nontransferable and expire three months after the termination of an optionee's employment or directorship relationship with the Company. In general, if an optionee is permanently disabled or dies during his or her employment by, or service to, the Company, such person's options may be exercised up to one year following such disability or death.

     The exercise price of nonstatutory stock options granted under the Stock Option Plan must equal at least 85% and the exercise price of incentive stock options must equal at least 100% of the fair market value of the Common Stock on the date of grant. The exercise price of options granted to any person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 100% of the fair market value of such stock on the date of grant in the case of a nonstatutory stock option and 110% in the case of an incentive stock option. Additionally, in the case of an incentive stock option, the term of these options cannot exceed five years.

     The Stock Option Plan permits the Company to grant nonstatutory stock options to purchase shares of Common Stock of the Company to non-employee directors ("Outside Directors") of the Company. Outside Directors newly elected or appointed to the Company's Board of Directors after March 30, 1995, are granted options to purchase 12,000 shares of the Company's Common Stock and all Outside Directors are granted options to purchase 8,000 shares of the Company's Common Stock on March 30th of each year for so long as they serve as directors of the Company. The exercise price of all such options will be the closing price of the Company's Common Stock on the grant date and such grants shall vest monthly over a three (3) year period.

     If options granted under the Stock Option Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Stock Option Plan.

     As of February 28, 1997, options (net of canceled or expired options) covering an aggregate of 2,836,780 shares, had been granted under the Stock Option Plan since its inception and 474,331 shares remained available for future grants under the Stock Option Plan. The following table presents, as of February 28, 1997, the total number of options that have been granted under the Stock Option Plan to (i) each executive officer of the Company, (ii) all executive officers as a group, (iii) all directors (who are not also officers) as a group, and (iv) all employees (who are not also officers or directors) as a group.

                 STOCK OPTIONS GRANTED AS OF FEBRUARY 28, 1997

                              NAME AND POSITION                            NUMBER OF SHARES
    ---------------------------------------------------------------------  ----------------
    Paul Goddard, Ph.D., Chairman, President and Chief Executive
      Officer............................................................        716,241
    Robert R. Luther, M.D., Executive Vice President of Development......        328,206
    Roberto Crea, Ph.D., Senior Vice President of Research and Technology
      Development........................................................        170,000
    Bradford M. Wait, Vice President of Finance and Administration and
      Chief Financial Officer............................................         68,335
    Philip J. Young, Vice President of Sales and Marketing...............        125,000
    John Ames, Vice President............................................        100,000
    All current executive officers as a group (6)........................      1,507,782
    All current directors (who are not also executive officers) as a
      group (7)..........................................................        140,095
    All current employees (who are not also executive officers or
      directors) as a group (74).........................................        820,498

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options under the Stock Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of an option, any gain or loss on a disposition of such stock will be long term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods, at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss upon the disqualifying disposition will be a capital gain or loss which will be long term or short term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the company will be entitled, subject to certain requirements, to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory stock options granted under the Stock Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to certain requirements, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year. Slightly different rules apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

                                  PROPOSAL 4:

             ADOPTION OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN AND
                   AUTHORIZATION OF 400,000 SHARES THEREUNDER

     Stockholders are being asked to approve the adoption of the Neurex 1997 Employee Stock Purchase Plan (the "Purchase Plan") and the reservation of 400,000 shares of Common Stock of the Company for issuance thereunder. The Company intends that the Purchase Plan will qualify as an "employee stock purchase plan" under Section 423 of the Code.

     The purpose of the Purchase Plan is to provide employees of the Company with a convenient means to acquire equity in the Company through payroll deductions and to provide an incentive for continued employment. The affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting is necessary to approve the Purchase Plan. In the event stockholders approve the Purchase Plan, the Board will terminate the Company's 1992 Stock Purchase Plan no later than the end of the current offering period, April 30, 1998. Below is a summary of the principal provisions of the Purchase Plan.

ELIGIBILITY

     All employees of the Company, or of any affiliate of the Company designated by the Board, are eligible to participate in the Purchase Plan ("Participant"), except the following:

          (a) employees who have not been employed by the Company for a period of time (not exceeding two years) designated by the Board, which has initially been set at six months;

          (b) employees who are customarily employed for fewer than 20 hours per week;

          (c) employees who are customarily employed for fewer than 5 months in a calendar year; and

          (d) employees who own stock or hold (directly or by attribution under Section 424(d) of the Code) options to purchase stock or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

STOCK SUBJECT TO PURCHASE PLAN

     The stock subject to purchase under the Purchase Plan consists of shares of the Company's authorized but unissued Common Stock. The aggregate number of shares that may be issued pursuant to the Purchase Plan initially will be 400,000 shares, subject to adjustment as provided in the Purchase Plan.

ADMINISTRATION

     The Purchase Plan is administered by the Board of Directors of the Company or a committee established by the Board. It is anticipated that the Compensation Committee (the "Committee") will administer the Purchase Plan. The Board or the Committee may amend or terminate the Purchase Plan from time to time, immediately following the close of any offering period. However, amendments which would increase the number of shares subject to the Purchase Plan, modify the requirements for participation, or materially increase benefits provided to Participants under the Purchase Plan require stockholder approval.

OFFERING PERIOD

     Each offering of common stock under the Purchase Plan is for a period of time not exceeding 27 months selected by the Board or the Committee (the "Offering Period"). The initial Offering Period will begin on a date determined by the Board, which has been tentatively set for July 1, 1997, and will extend for a period determined by the Board, tentatively set at six months. The first day of each Offering Period is the "Offering Date" for the Offering Period and the last day of each Offering Period is the "Purchase Date" for the Offering Period. The Board will have the authority to change the duration of future Offering Periods if the change is announced prior to the Offering Date of the first Offering Period to be affected.

PARTICIPATION AND PAYROLL DEDUCTIONS

     Participants may participate in the Purchase Plan during an Offering Period only through payroll deductions. A Participant must make contributions to the Purchase Plan at a rate that is not less than 1%, up to a maximum of 10% (or such lower limit as set by the Committee) of his or her earnings from the Company for each pay period in the Offering Period. Notwithstanding the level of payroll deductions, no Participant will be permitted to purchase shares under the Purchase Plan at a rate which, when aggregated with any other purchase rights under other Company stock purchase plans, (i) exceeds 10% of such employee's earnings during the Offering Period; or (ii) exceeds $25,000 of fair market value of common stock (determined as of the first trading day in an Offering Period) in any year.

     Participants may elect to participate in any Offering Period by enrolling as provided under the terms of the Purchase Plan. Once enrolled, a Participant will automatically participate in each succeeding Offering Period unless the Participant withdraws from the Offering Period or the Purchase Plan is terminated. After the rate of payroll deductions for an Offering Period has been set by a Participant, that rate will continue to be effective for the entire Offering Period (and for all subsequent Offering Periods in which the Participant is automatically enrolled unless otherwise changed by the Participant prior to the commencement of a subsequent Offering Period). The Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period, but may not adjust the rate of contribution during an Offering Period.

GRANT OF OPTION; PURCHASE PRICE

     Enrollment in the Purchase Plan with respect to an Offering Period will constitute a grant, as of the Offering Date, of an option to purchase shares at a purchase price equal to 85% of the lesser of (i) the fair market value of the shares on the Offering Date or (ii) the fair market value of the shares on the Purchase Date. The fair market value of a share of the Company's Common Stock will be the first reported sale price of the Company's Common Stock on the NASDAQ National Market on the Offering Date or Purchase Date.

PURCHASE OF STOCK UNDER THE PURCHASE PLAN

     The number of whole shares a Participant will be able to purchase in any Offering Period will be determined by dividing the total payroll amount withheld from the Participant during the Offering Period by the purchase price per share determined as described above. Prior to any Offering Period, the Committee may set a maximum number of shares that may be purchased by any or all Participants during the Offering Period. The limit will apply to subsequent Purchase Dates unless revised by the Committee. The purchase will take place automatically on the last day of the Offering Period. Any payroll deductions not used for the purchase of shares because of the foregoing limitations will be returned to the Participant without interest. Any remaining payroll deductions that are less than the amount necessary to purchase a whole share will be carried forward, without interest, into the next Offering Period.

WITHDRAWAL

     A Participant may withdraw from any Offering Period by delivering appropriate notification to the Company prior to the end of the Offering Period. Accumulated payroll deductions will be returned to the Participant without interest. No further payroll deductions for the purchase of shares will be made for any succeeding Offering Period unless and until the Participant enrolls in the new Offering Period in the same manner as for initial participation in the Purchase Plan.

AMENDMENTS

     The Board may at any time amend or terminate the Purchase Plan, except that no termination may affect purchase rights previously granted, and no amendment may make any change in a purchase right previously granted that would adversely affect the right of any Participant, without the Participant's consent. In addition, no amendment may be made without approval of the stockholders of the Company if such amendment would (a) increase the number of shares that may be issued under the Purchase Plan; (b) change the designation of the employees eligible for participation in the Purchase Plan; or (c) constitute an amendment for which stockholder approval is required by any stock exchange or automated quotation system on which the Company's Common Stock is listed.

TERM OF PLAN

     The Purchase Plan shall become effective on the earlier to occur of the date that it is adopted by the Board or approved by the stockholders of the Company (the "Effective Date"). The Purchase Plan will continue in effect until the earlier to occur of (a) termination by the Board; (b) issuance of all the shares of Common Stock reserved for issuance under the Purchase Plan; or (c) ten years from the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES

     In general, Participants will not have taxable income or loss under the Purchase Plan until they sell or otherwise dispose of shares acquired under the Purchase Plan (or die holding such shares). If the shares are held as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the Offering Period during which the shares were purchased; and
(ii) one year following purchase, a Participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the Offering Period (but not in excess of the gain on the sale). Any additional gain from the sale will be long-term capital gain. The Company is not entitled to any income tax deduction if the holding periods are satisfied.

     If the shares are disposed of before the expiration of both of the foregoing holding periods (a "disqualifying disposition"), a Participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the Purchase Date over the purchase price. In addition, the Participant, will have taxable gain (or loss) measured by the difference between the sale price and the Participant's purchase price plus the amount of ordinary income recognized, which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a Participant in a disqualifying disposition.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, as of February 28, 1997, certain information with respect to each person known by the Company to be a beneficial owner, as defined in Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of more than 5% of the outstanding Common Stock of the Company.

                                                                                     PERCENTAGE OF
                     NAME AND ADDRESS                         NUMBER OF SHARES        OUTSTANDING
                    OF BENEFICIAL OWNER                      BENEFICIALLY OWNED      COMMON STOCK
-----------------------------------------------------------  -------------------     -------------
Medtronic, Inc.
  7000 Central Avenue N.E.
  Minneapolis, MN 55432(1).................................       2,489,611               10.9%
Oracle Partners, L.P.
  135 East 57th Street, 30th Floor
  New York, NY 10022(2)....................................       1,575,029                7.1%
Warner-Lambert Company
  201 Tabor Road
  Morris Plains, NJ 07950..................................       1,492,890                6.8%

---------------
(1) Includes 669,646 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days.

(2) Includes 888,429 shares held of record by two individuals and four partnerships, each associated with Oracle Partners.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets forth certain information concerning the ownership of each director and each executive officer, including their beneficial ownership as defined in Rule 13d-3, of shares of Common Stock and beneficial ownership of Common Stock by all officers and directors as a group. All such ownership is as of February 28, 1997.

                                    DIRECTOR/                                      SHARES        PERCENT
                                     OFFICER                                    BENEFICIALLY   BENEFICIALLY
            NAME              AGE     SINCE              POSITION(S)               OWNED          OWNED
----------------------------  ---   ---------   ------------------------------  ------------   ------------
David L. Anderson(1)........  53       1987     Director                             257,393        1.2%
Thomas L. Barton(2).........  54       1983     Director, General Counsel &          144,754          *
                                                Secretary
Gerard Burrow, M.D.(3)......  64       1996     Director                              24,000          *
John F. Chappell(4).........  60       1992     Director                             122,695          *
Roberto Crea(5).............  48       1994     Director, S.V.P. of Research &       848,959        3.8%
                                                Technology Development
Raymond Egan(6).............  54       1996     Director                              27,000          *
John W. Glynn(7)............  56       1989     Director                             129,408          *
Paul Goddard(8).............  47       1991     Director, Chairman, President        688,161        3.0%
                                                & CEO
Howard E. Greene, Jr.(2)....  54       1986     Director                              58,521          *
Robert R. Luther(9).........  47       1992     Director, Executive V.P. of          302,126        1.4%
                                                Development
John Ames(10)...............  37       1996     Vice President                       100,000          *
Bradford M. Wait(11)........  57       1992     V.P. Finance & Administration         68,335          *
                                                and CFO
Philip J. Young(12).........  39       1997     V.P. Sales and Marketing             125,000          *
All Directors and executive
  officers as a group (13
  persons)..................                                                       2,896,352       12.3%

---------------
  *  Less than one percent

 (1) Includes 48,134 shares held of record by Sutter Hill Ventures and 32,600 shares held by Anvest LP. Mr. Anderson is a general partner of the general partner of Sutter Hill and a general partner of Anvest LP. Mr. Anderson disclaims beneficial ownership of the shares held by the two partnerships, except as to his proportionate interest therein. Does not include 164,221 shares held by Sutter Hill in which Mr. Anderson has no beneficial or pecuniary interest and over which he exercises no investment or voting power. Includes 8,000 shares issuable upon exercise of options that are exercisable within a period of 60 days.

 (2) Includes 16,000 shares issuable upon exercise of options that are exercisable within a period of 60 days.

 (3) Includes 24,000 shares issuable upon exercise of options that are exercisable within a period of 60 days.

 (4) Includes 33,095 shares issuable upon exercise of options that are exercisable within a period of 60 days, 33,600 shares held by Plexus and includes 25,000 shares issuable upon exercise of options that are exercisable within a period of 60 days held by Plexus, of which Mr. Chappell is the sole shareholder.

 (5) Includes 170,000 shares issuable upon exercise of options that are exercisable within a period of 60 days.

 (6) Includes 27,000 shares issuable upon exercise of options that are exercisable within a period of 60 days

 (7) Includes 113,408 shares held of record by Glynn Ventures, of which Mr. Glynn is a General Partner. Mr. Glynn shares voting and investment power with respect to such shares. Also includes 16,000 shares issuable upon exercise of options that are exercisable within a period of 60 days.

 (8) Includes 656,241 shares issuable upon exercise of options that are exercisable within a period of 60 days.

 (9) Includes 256,992 shares issuable upon exercise of options that are exercisable within a period of 60 days.

(10) Includes 100,000 shares issuable upon exercise of options that are exercisable within a period of 60 days.

(11) Includes 65,625 shares issuable upon exercise of options that are exercisable within a period of 60 days.

(12) Includes 125,000 shares issuable upon exercise of options that are exercisable within a period of 60 days.

     John Ames was a Vice President of the Company from January 1997 to April 1997. He served as Vice President of Finance and Administration and Chief financial Officer from July 1996 to January 1997. Prior to joining the Company, Mr. Ames was employed by TheraTech, Inc., in various positions, most recently as Director of Administration and Corporate Services. Mr. Ames is a certified public accountant and received his B.S. and Masters in Accounting from Brigham Young University.

     Bradford M. Wait has been the Company's Vice President of Finance and Administration and Chief Financial Officer since January 1997. He served in a similar capacity at the Company from January 1992 until July 1996. Prior to joining the Company, Mr. Wait served in 1990 and 1991 as Vice
President -- Finance and Chief Financial Officer of PIXAR, a software company. Mr. Wait also served in various senior executive capacities at Siltec Corporation, a silicon wafer manufacturer, from 1983 to 1989. Mr. Wait is a certified public accountant and received his B.S. in Business Administration from the University of California, Berkeley.

     Philip J. Young has been the Company's Vice President of Sales and Marketing since November 1996. Prior to joining the Company, Mr. Young was employed by Pharmacia, Inc., Peptide Hormones Division, in various positions, most recently as Director of Sales and Marketing. Mr. Young also served as Director of Marketing at Gilead Sciences, Inc. from May 1994 until November 1995. Mr. Young received his B.S. in Sociology from James Madison University.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the calendar year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that Messrs. Egan, Burrow and Ames each filed his initial report on Form 3 late. Additionally, the April Form 4 report for Mr. Chappell was filed on time, but was later amended to include information regarding one transaction. The August 1996 Form 4 report for Dr. Luther was filed on time, but was later amended to include information regarding one transaction.

                              CERTAIN TRANSACTIONS

     On November 13, 1995, Warner-Lambert Company purchased $1,500,000 of the Company's common stock at $4.50 per share and on March 29, 1996, Warner-Lambert purchased $1,500,000 of common stock at $19.93 per share. In connection with a former agreement, Warner-Lambert also paid Neurex $1,500,000 on October 1, 1995, $500,000 on January 1, 1996, $250,000 on April 1, 1996, and $250,000 on July 1,
1996 in lieu of milestone payments, subject to repayment by Neurex by offsetting such amounts against future royalties, if any.

     A note receivable from Roberto Crea, a director and Senior Vice President of Research and Technology Development, totaling $123,215 at December 31, 1996, bears interest at 8.75% per annum. The note is secured by 100,000 shares of Neurex common stock held in escrow and a deed of trust on Dr. Crea's home in San Mateo, California. The principal, and all accrued interest, is due on August 8, 1997, or immediately, if the officer's employment with the Company is terminated by him or by the Company with cause.

     Notes receivable from John Ames, a former Vice President of Finance and Administration and Chief Financial Officer of the Company, totaling $175,000 were issued during 1996 bearing interest rates of 6.15% to 6.85% per annum, and secured by certain real property. Certain principal and accrued interest payable amounts on these notes were forgiven by the Company and treated as compensation expense to the officer during 1996. The remaining balance due of $166,666 was paid in full on December 29, 1996.

     A note payable to a stockholder at September 30, 1995, was acquired in the Creagen acquisition. It bore interest at the adjusted federal rate, which was 5.63% at September 30, 1995, and was paid in full following the Company's public offering in 1996.

     On January 1, 1995, the Company entered into a Consultant Agreement with Plexus Ventures, Inc. ("Plexus"), a Pennsylvania corporation wholly-owned by a director of the Company. This agreement was terminated by the Company upon the successful contract negotiations with Beaufour Ipsen of France for CORLOPAM(R) for which Plexus assisted. Plexus remains entitled to certain success fees payable in cash and stock, based upon the total value of certain future transactions with Beaufour Ipsen.

     On July 18, 1996, the Company entered into a Business Development Agreement with Plexus to assist the Company in the development, registration and commercialization of Neurex products in certain Asian countries. Under the terms of the agreement, Plexus received options to purchase 25,000 shares of common stock and will receive monthly retainer fees and is entitled to certain success fees based upon the total value of any transactions entered into by the Company with the assistance of Plexus. The term of the agreement is 12 months, but it may be terminated earlier by the Company upon 60 days notice. The fees paid by the Company to Plexus did not exceed 5% of its gross revenues in the last fiscal years.

     Thomas L. Barton, a director, Secretary and General Counsel of the Company, was a member of the law firm of Holtzmann, Wise & Shepard which provided legal services to the Company from the Company's inception through July 1995. Mr. Barton is currently a member of the law firm of Wise & Shepard LLP which provides legal services to the Company. The fees paid by the Company did not exceed five percent of the gross revenues of either Holtzmann, Wise & Shepard or Wise & Shepard LLP in 1994 and 1995. In 1996, Wise & Shepard LLP was paid fees of $374,000 by the Company.

     The Company believes that the foregoing transactions were in its best interests. All of the foregoing transactions were approved by a majority of the independent and disinterested members of the Board of Directors, were on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were in conjunction with bona fide business purposes of the Company. As a matter of policy, all future transactions between the Company and any of its officers, directors or principal stockholders will be approved by a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of the Company.

     There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agents.

                             EXECUTIVE COMPENSATION

     The following tables set forth the total compensation paid by the Company to the Chief Executive Officer and its executive officers whose total salary and bonus compensation exceeded $100,000 for services rendered in all capacities for the calendar year ended December 31, 1996; the three months ended December 31, 1995 (1995.25); and the fiscal years ended September 30, 1995, and 1994.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL              LONG-TERM
                                                   COMPENSATION          COMPENSATION
                                               ---------------------     ------------      ALL OTHER
                                                SALARY                     OPTIONS/       COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR(1)       ($)        BONUS($)       SARS(#)            ($)
---------------------------------  -------     --------     --------     ------------     ------------
Paul Goddard.....................  1996        $298,639     $125,000             --          $   --
  Chairman, President and Chief    1995.25       72,750           --             --
  Executive Officer                1995         277,814       56,000(6)     502,565(7)           --
                                   1994         254,826                     300,000          12,684(11)
Robert R. Luther(2)..............  1996         225,775       66,000             --              --
  Executive V.P. of Development    1995.25       55,000           --             --              --
                                   1995         212,060       34,000(6)     242,735(8)           --
                                   1994         196,560                     150,000          11,000(12)
Roberto Crea(3)..................  1996         197,040       20,000             --              --
  S.V.P. of Research & Technology  1995.25       48,000           --             --              --
  Development                      1995         188,500       15,000(6)     170,000(9)           --
                                   1994          38,542        7,000        150,000          44,758(13)
Bradford M. Wait(2)..............  1996         129,632       33,000             --              --
  V.P. of Finance and              1995.25       32,000           --             --              --
  Administration & Chief
     Financial                     1995         124,638       15,000(6)      42,693(10)          --
  Officer                          1994         115,763        9,000         20,000              --
John Ames(4).....................  1996          75,000           --        100,000          95,342(14)
  Vice President
Phil Young(5)....................  1996          33,333           --        125,000           7,117(15)
  V.P. of Sales and Marketing

---------------

 (1) In 1996, the Company changed its year end from a fiscal year ending September 30 to a calendar year ending December 31. The period 1995.25 reflects the stub period October 1, 1995 through December 31, 1995.

 (2) Dr. Robert R. Luther and Mr. Bradford M. Wait joined the Company in March 1992 and January 1992, respectively.

 (3) Dr. Crea joined the Company on July 15, 1994. Accordingly, the Summary Compensation information set forth above includes only that compensation earned by Dr. Crea from July 15, 1994 through December 31, 1996.

 (4) Mr. Ames joined the Company on July 1, 1996. Accordingly, the Summary Compensation information set forth above includes only that compensation earned by Mr. Ames from July 1, 1996 through December 31, 1996.

 (5) Mr. Young joined the Company on November 1, 1996. Accordingly, the Summary Compensation information set forth above includes only that compensation earned by Mr. Young from November 1, 1996 through December 31, 1996.

 (6) Includes amounts earned in 1994 paid in 1995.

 (7) Includes repriced options to purchase 402,565 shares of Common Stock.

 (8) Includes repriced options to purchase 192,735 shares of Common Stock.

 (9) Includes repriced options to purchase 150,000 shares of Common Stock.

(10) Includes repriced options to purchase 27,693 shares of Common Stock.

(11) Represents forgiveness of principal and interest with respect to a loan secured by Dr. Goddard's home which was extended as part of his employment agreement and relocation to California.

(12) Represents 1994 cost of living allowance of $11,000 as part of his employment agreement.

(13) Represents 1994 relocation expense of $44,758 as part of his employment agreement.

(14) Represents forgiveness of principal and interest with respect to promissory notes, the purchase of stock options associated with the termination of prior employment, and relocation expense in the amounts of $14,587, $50,000, and $30,755, respectively, associated with his employment arrangement with the Company.

(15) Represents relocation expense of $7,117 associated with his employment arrangement with the Company.

              OPTION/SAR GRANTS TO OFFICERS IN 1996 CALENDAR YEAR

                     NUMBER OF      % OF TOTAL                                      POTENTIAL REALIZABLE
                    SECURITIES       OPTIONS/                                   VALUE AT ASSUMED ANNUAL RATES
                    UNDERLYING     SARS GRANTED                                OF STOCK PRICE APPRECIATION FOR
                   OPTIONS/SARS    TO EMPLOYEES    EXERCISE OR                         OPTION TERM(4)
                      GRANTED      IN CALENDAR     BASE PRICE     EXPIRATION   -------------------------------
      NAME            (#)(1)         YEAR(2)      ($/PER SHARE)    DATE(3)     0%($)     5%($)        10%($)
-----------------  -------------   ------------   -------------   ----------   -----   ----------   ----------
John Ames........     100,000          15.2%          17.75          7/03/06     0     $1,116,000   $2,829,000
Phil Young.......     125,000          19.1           15.12         11/03/06     0      1,388,750    3,012,500

---------------

(1) The stock options are fully exercisable upon grant; the shares acquired upon exercise are subject to repurchase until vested. Twenty-five percent of the shares vest one year following the date of option grant and the remainder vest in equal monthly amounts over the next three years.

(2) Total options granted were 657,400.

(3) To the extent that any incentive stock options are deemed to be non-qualified options, the non-qualified options shall have a term of 10 years and 2 days, subject to earlier termination in certain events.

(4) The 5% and 10% assumed rates of appreciation (over the deemed fair market value at the grant date) are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Company's Common Stock.

                       1992 STOCK PURCHASE PLAN EXERCISES

                                                                  NUMBER
                                 NAME                            OF SHARES   VALUE REALIZED
        -------------------------------------------------------  ---------   --------------
        Paul Goddard...........................................    6,920        $135,892
        Robert R. Luther.......................................    6,920         135,892
        Bradford M. Wait.......................................    6,920         135,892

           AGGREGATED OPTION/SAR EXERCISES IN LAST CALENDAR YEAR AND
                      CALENDAR YEAR-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES
                                    OPTIONS EXERCISED              UNDERLYING          VALUE OF IN-THE-MONEY
                                 ------------------------         OPTIONS/SARS            OPTIONS/SARS($)
                                  NUMBER         VALUE          EXERCISABLE(E)/           EXERCISABLE(E)/
            NAME                 OF SHARES      REALIZED        UNEXERCISABLE(U)        UNEXERCISABLE(U)(1)
-----------------------------    ---------     ----------     --------------------     ---------------------
Paul Goddard.................      60,000      $1,080,300            656,241(E)             $ 9,961,929(E)
                                                                          --(U)                      --(U)
Robert R. Luther.............      61,214         881,323            266,992(E)               3,491,717(E)
                                                                          --(U)                      --(U)
Roberto Crea.................          --              --            170,000(E)               2,543,750(E)
                                                                          --(U)                      --(U)
John Ames....................          --              --            100,000(E)                       0(E)
                                                                          --(U)                      --(U)
Bradford M. Wait.............       2,710          42,796             65,625(E)                 975,652(E)
                                                                          --(U)                      --(U)
Philip J. Young..............          --              --            125,000(E)                 235,000(E)
                                                                          --(U)                      --(U)

---------------

(1) Calculated on the basis of the closing price of 17.00 on December 31, 1996, less the exercise price.

                         TEN-YEAR OPTION/SAR REPRICING

                                  NUMBER OF         MARKET                                       LENGTH OF
                                  SECURITIES       PRICE OF        EXERCISE                   ORIGINAL OPTION
                                  UNDERLYING       STOCK AT        PRICE AT                   TERM REMAINING
                                 OPTIONS/SARS      TIME OF         TIME OF         NEW          AT DATE OF
                                 REPRICED OR     REPRICING OR    REPRICING OR    EXERCISE      REPRICING OR
        NAME            DATE       AMENDED        AMENDMENT       AMENDMENT       PRICE          AMENDMENT
--------------------- --------   ------------    ------------    ------------    --------    -----------------
Paul Goddard.........  5/12/95      102,565         $1.625          $5.580        $1.625      7 years 7 months
                                    300,000          1.625           4.000         1.625      8 years 9 months
Robert R. Luther.....  5/12/95       42,735          1.625           5.580         1.625      7 years 7 months
                                    150,000          1.625           4.000         1.625      8 years 9 months
Roberto Crea.........  5/12/95      150,000          1.625           3.500         1.625      9 years 4 months
Bradford M. Wait.....  5/12/95        7,693          1.625           5.580         1.625      7 years 7 months
                                     20,000          1.625           4.000         1.625       9 years 1 month

EMPLOYMENT AGREEMENTS

     In January 1991, the Company entered into an employment agreement with Dr. Goddard pursuant to which he presently receives a salary at the rate of $301,185 per year. Pursuant to his original employment agreement, Dr. Goddard received an option to purchase 213,676 shares of Common Stock at an exercise price of $0.585 per share which vested over five years. The agreement provides that Dr. Goddard's employment may be terminated by either party upon 90 days notice. In March 1992, the Board of Directors of the Company amended Dr. Goddard's agreement to reflect, at the discretion of the Board of Directors, a bonus of up to 20% of his salary based upon performance. In October 1995, the Board of Directors amended Dr. Goddard's agreement to remove the 20% limitation on any bonus awarded to Dr. Goddard. Dr. Goddard has signed a confidentiality agreement with the Company.

     In February 1992, the Company entered into an employment agreement with Dr. Luther pursuant to which he presently receives a salary at the rate of $227,700 per year, plus the right to receive an annual bonus of up to 20% of salary based upon performance. Pursuant to this agreement, Dr. Luther received an option to purchase 85,471 shares of Common Stock under the Option Plan at an exercise price of $6.44 per share which vests over five years. The exercise price of this option was based upon a proposed sale of the Company's

Common Stock; when the contemplated sale was postponed, the options were repriced at $1.17 per share. In October 1995, the Board of Directors amended Dr. Luther's agreement to remove the 20% limitation on any bonus awarded to Dr. Luther. Dr. Luther has signed a confidentiality agreement with the Company.

     In January 1992, the Company entered into an employment agreement with Mr. Wait pursuant to which he presently receives a salary at the rate of $132,480 per year plus the right to receive an annual bonus of up to 20% of salary based on performance. Pursuant to this agreement, Mr. Wait received an option to purchase 25,642 shares of Common Stock under the Option Plan at an exercise price of $0.875 per share which vests over five years. In October 1995, the Board of Directors amended Mr. Wait's agreement to remove the 20% limitation on any bonus awarded to Mr. Wait. Mr. Wait has signed a confidentiality agreement with the Company.

     In June 1994, the Company entered into an employment agreement with Dr. Crea, pursuant to which he presently receives a salary at the rate of $198,720 per year, plus the right to receive an annual bonus of up to 20% of salary, based on performance. In October 1995, the Board of Directors amended Dr. Crea's agreement to remove the 20% limitation on any bonus awarded to Dr. Crea. Pursuant to this agreement, Dr. Crea received an option to purchase 150,000 shares of the Company's Common Stock under the Option Plan at an exercise price of $3.50 per share which vests over four years. These options were repriced on May 12, 1995, to a fair market value of $1.625 and vesting started over again for a new four year period. The agreement provides that Dr. Crea's employment may be terminated by either party upon six months notice. Dr. Crea has signed a confidentiality agreement with the Company.

     In December 1995, the Company's Board of Directors amended each of the above employment agreements to provide that in the event of any merger, reorganization, or consolidation of the Company with or into any other entity, or the sale of all or substantially all of the Company's assets (collectively, a "Merger"), (i) 50% of all unvested stock options held by each executive officer immediately prior to the effective time of such Merger shall vest at the effective time, and (ii) each remaining vesting period for the other 50% of the unvested options held by each executive officer shall be reduced by half; provided, however, that the Company's Board of Directors may, in its sole discretion, declare this amendment null and void with respect to all executive officers, but not less than all, in any Merger if the effect of the amendment would not be in the best interests of the Company.

REMUNERATION OF NON-EMPLOYEE DIRECTORS

     The members of the Board of Directors who are not employees of the Company are not compensated for their services as Directors, other than grants of stock options under the Stock Option Plan.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                DIRECTORS WITH RESPECT TO EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") was established on September 28, 1993. The functions of the Committee are to make recommendations to the Board concerning salaries and incentive compensation for the Company's executive officers. The Compensation Committee is composed of two independent non-employee Directors, none of whom has any interlocking relationships as defined by the SEC.

     The Company's executive compensation program has been designed to (i) attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder value through compensation that is comparable to the levels offered by other companies in the biotechnology industry; (ii) motivate key executive officers to achieve strategic business initiatives and reward them for their achievement; and (iii) align the interests of executives with the long-term interests of the Company's stockholders through award opportunities resulting in the ownership of the Company's Common Stock. Annual compensation for the Company's executive officers may consist of three elements: a cash salary, a cash incentive bonus and stock option grants. All salary increases reflected consideration of competitive data provided by an independent consulting firm, as well as the Committee's assessment of the performance of each executive. Stock option grants provide an incentive which focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These stock options will generally provide value to the recipient only when the price of the Company's stock increases above the option grant price.

     The Committee considered a variety of factors, both personal and corporate, in evaluating the Company's executive officers and making compensation decisions. These include the compensation paid by comparable companies to individuals in comparable positions, the individual contributions of each officer to the Company, the progress of the Company towards its long-term objectives including, progress on product development, regulatory approval and strategic collaborations with other companies, and the executive's progress in achieving the individual goals set for that executive. As the Company progresses, executives' performance goals are expected to change.

     The Committee determined that a 3.5% increase in the base compensation paid to the Company's Chief Executive Officer, Paul Goddard, Ph.D., and a cash bonus in the amount of $125,000 was appropriate in light of the following accomplishments by the Company: (i) the closing of a public offering in May 1996 raising net proceeds of approximately $73,500,000; (ii) the execution of a license and supply agreement with Beaufour Ipsen of Paris France and substantial progress in the clinical development of CORLOPAM and SNX-111; and (iii) the Company's progress in its clinical development programs.

     During 1997, it is anticipated that the Committee will conduct annual performance reviews comparing actual Company progress against detailed annual plans. Elements of such plans, including progress on product development and regulatory approval, expense control and organizational development may be considered.

REPORT ON REPRICED OPTIONS

     On May 12, 1995, the Compensation Committee of the Board of Directors determined that it was in the best interest of the Company and the Company's stockholders to offer all employees, including executive officers, and non-employee directors, the opportunity to cancel and replace any existing options to purchase the Company's Common Stock with new grants, on a one-for-one basis, subject to a new four year vesting period and all other terms and conditions of the Stock Option Plan. Employees holding options to purchase a total of 1,059,274 shares of Common Stock elected to reprice and revest and such options were canceled and replaced pursuant to such program (the "Repriced Options"). The Repriced Options were repriced to the closing bid price of the Company's Common Stock on the NASDAQ National Market on May 12, 1995, which was $1.625.

     The Compensation Committee gathered information on recent option repricings in the biotechnology industry in determining whether, and on what terms, to make the repricing offer. The Compensation Committee, after such review, determined that the repricing offer was appropriate to incentivize and retain the Company's existing employees and executive officers. As of May 12, 1995, approximately 68% of the Company's outstanding options had an exercise price 100% or more above the current market price of the Company's Common Stock, and the Company's stock price had been below $3.00 for more than four months. Due in part to a downturn in the market for biotechnology stocks in general, there was little indication that the Company's stock price would improve significantly in the near future. In addition, recent announcements relating to the clinical status of both SNX-111 and CORLOPAM, which the Company considered to be positive, had little or no effect on the stock price. In the Committee's opinion, outstanding options with exercise prices substantially above the current market value of the stock provided little incentive for employees, including executive officers, to remain with the Company and thus jeopardized the interests of the Company and its stockholders. Option values are a particularly important factor in employee retention in that, as is typical in the biotechnology industry, if a company is successful, a significant portion of the compensation paid to such company's employees and executive officers is comprised of the value of their stock options, and the Committee felt that over the long-term, this price differential could result in damage to the morale and motivation of the Company's employees.

                           THE COMPENSATION COMMITTEE

                       David Anderson          John Glynn

                               NEUREX CORPORATION

                           STOCK PERFORMANCE GRAPH(1)

     The following graph compares the total stockholder return of the CRSP Total Return Index for the NASDAQ stock market (U.S. Companies), and the CRSP Total Return Index for the NASDAQ Pharmaceutical Companies, and the Company, since September 22, 1993. The graph assumes that $100.00 was invested on September 22, 1993, the effective date of the Company's initial public offering of Common Stock.

        Measurement Period
      (Fiscal Year Covered)                NXCO           U.S. Companies      Pharmaceutical
9/22/93                                  100.00              100.00              100.00
9/30/93                                  105.00              104.87              102.29
12/31/93                                  80.00              106.93              110.85
3/31/94                                   80.00              102.43               90.41
6/30/94                                   77.50               97.64               78.92
9/30/94                                   72.50              105.73               88.89
12/31/94                                  45.00              104.52               83.43
3/31/95                                   35.00              113.94               90.07
6/30/95                                   40.00              130.33              104.76
9/30/95                                  132.50              145.03              130.89
12/31/95                                 182.50              147.82              152.63
3/31/96                                  415.00              154.72              158.83
6/30/96                                  437.50              167.35              154.33
9/30/96                                  382.50              173.30              157.81
12/31/96                                 340.00              181.81              153.10

(1) These indices are calculated on a dividend reinvested basis. The Company emphasizes that the performance of the Company's stock over the period shown is not necessarily indicative of the future performance of the Company's stock.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, by personal interview, telephone and telegraph. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

FINANCIAL AND OTHER INFORMATION

     All financial information is incorporated by reference to the information contained in the Financial Statements included in the Company's Annual Report to security holders.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of stockholders must be received by the Company no later than December 31, 1997, in order to be included in the proxy statement and proxy relating to that Annual meeting.

DISCRETIONARY AUTHORITY

     The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the Meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the Meeting, are those matters specifically referred to in such Notice. The proxy holders will be entitled to exercise discretionary authority as to any matters which may come before the Meeting other than those specified above.

                                          By Order of the Board of Directors
                                          LOGO
                                          THOMAS L. BARTON
                                          Secretary

Dated: April 15, 1997
Menlo Park, California

REVOCABLE PROXY

                               NEUREX CORPORATION
                               3760 HAVEN AVENUE
                              MENLO PARK, CA 94025

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of Neurex Corporation (the "Company") hereby constitutes and appoints PAUL GODDARD and THOMAS BARTON the proxy of the undersigned, with full power of substitution and revocation, to attend the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Stanford Park Hotel at 100 El Camino Real, Menlo Park, CA, on May 15, 1997, at 9:00 a.m., local time, and at any adjournments thereof, and to vote all of the shares of common stock of the Company which the undersigned may be entitled to vote upon the following matters:

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                Please mark
                                                your votes as
                                                indicated in
                                                this example    X


                                                        WITHHOLD
                                          FOR           AUTHORITY
                                          All            FOR All
1. ELECTION OF DIRECTORS:               Nominees        Nominees
   (INSTRUCTION: TO WITHHOLD AUTHORITY     [ ]             [ ]
   TO VOTE FOR ELECTION OF ONE OR MORE
   PERSONS NOMINATED BY THE BOARD OF
   DIRECTORS, MARK FOR ABOVE AND CROSS
   OUT NAME(S) OF PERSONS WITH RESPECT
   TO WHOM AUTHORITY IS WITHHELD.)

        Nominees:       Paul Goddard            Roberto Crea
                        Thomas L. Barton        Raymond Egan
                        David L. Anderson       John W. Glynn
                        Gerard Burrow           Howard E. Greene, Jr.
                        John F. Chappell        Robert R. Luther

                                        FOR     AGAINST    WITHHELD
2. RATIFICATION OF SELECTION OF         [ ]       [ ]        [ ]
   INDEPENDENT AUDITORS.

3. AMEND THE COMPANY'S 1988 EMPLOYEE    [ ]       [ ]        [ ]
   AND CONSULTANT STOCK OPTION PLAN
   TO INCREASE THE NUMBER OF SHARES
   AUTHORIZED TO BE ISSUED UNDER
   THE PLAN.

4. ADOPTION OF THE COMPANY'S 1997       [ ]       [ ]        [ ]
   EMPLOYEE STOCK PURCHASE PLAN AND
   AUTHORIZATION OF 400,000 SHARES
   OF NEUREX COMMON STOCK THEREUNDER.

This proxy is solicited by the Board of Directors of the Company and will be voted as directed by the undersigned stockholder. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY MATTERS IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting.

If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

Signature(s) __________________________________  Date _________________